Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 10/A

(Amendment No. 3)

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

CONNEXIONONE CORP.

Formerly Alternative Fuel Technologies, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	30-1252905
(State of other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

39899 BALENTINE DRIVE

SUITE 200

NEWARK, CA 94560

(Address of Principal Executive Offices) (Zip Code)

1-408-533-8155

(Registrant’s telephone number, including area code)

Correspondence:

Rhonda Keaveney

PO Box 26496

Scottsdale, AZ 85255

602.793.8058

Rhonda@scctransferllc.com

Securities to be Registered Under Section 12(b) of the Act:

None

Securities to be Registered Under Section 12(g) of the Act:

Common Stock, Par Value $0.001

(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Connexionone Corp.

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Cautionary Note Regarding Forward-Looking Statements

This registration statement on Form 10 contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Form 10.

Introductory Comment

We are filing this General Form for Registration of Securities on Form 10 to register our common stock pursuant to Section 12(g) of the Exchange Act. Once this registration statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Throughout this Form 10, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “AFTC" and “our Company” refer to ConneXionONE Corp., a North Carolina corporation. AFTC is a Blank Check Company under Rule 419 of the Securities Act of 1933.

The term ‘blank check company” means that we are a development stage company and have no specific business plan or purpose or has indicated that is business plan is to engage in a merger or acquisition with an unidentified company, or other entity or person. A blank check company:

(i) Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

(ii) Is issuing “penny stock,” as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

In the event that we offer securities pursuant to a registration statement under the Securities Act, such offering will be subject to the provisions of Rule 419 of the Securities Act of 1933. Rule 419 applies to blank check companies and requires that the net offering proceeds, and all securities to be issued (and those sold by a selling shareholder upon their sale) be promptly deposited by the company into an escrow or trust account pending the execution of an agreement for an acquisition or merger.

In addition, the registrant is required to file a post-effective amendment to the registration statement containing the same information as found in a Form 10 registration statement, upon the execution of an agreement for such acquisition or merger. The rule provides procedures for the release of the offering funds in conjunction with the post effective acquisition or merger. The obligation to file poste effective amendments are in addition to the obligation to file Forms 8-K to report both the entry into a material non-ordinary course agreement and the completion of the transaction.

Under Rule 419, the funds and securities will be released by the to the company and to investors, respectively, only after the company has met the following three conditions: first, the company must execute an agreement for an acquisition; second, the Company must successfully complete a reconfirmation offering which is reconfirmed by sufficient investors so that the remaining funds are adequate to allow the acquisition to be consummated; and third, the acquisition meeting the above criteria must be consummated.

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If a consummated acquisition meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

As of this draft, we plan to issue preferred shares in an acquisition or merger and plan to rely on an exemption from Rule 419. Section 4(a)(2) of the Securities Act of 1933 exempts from registration "transactions by an issuer not involving any public offering." It is section 4(a)(2) that permits an issuer to sell securities in a "private placement" without registration under the Act of ’33.

As of this time, we are not engaged in negotiations or discussions with any potential acquisition or merger candidates.

We are a decentralized social media platform company. Our business plan incorporates decentralized social media platforms which do not have a centralized governing body and may, at some point, provide viable alternatives to established platforms like Twitter, Instagram, Facebook and TikTok.

Our Company is currently quoted as Pink Limited Information on the OTC Markets platform. Our stock quote is currently quoted on OTC Markets. The market for our stock is uncertain at this time and there is a limited market for our common stock. There is no established public trading market for our shares.

Our securities could be particularly illiquid due to being quoted on this market and it could impede a potential merger, acquisition, reverse merger or business combination pursuant to which the company could become an operating company

We are taking steps to be quoted on a different tier of the OTC Markets. As of the filing of this registration statement and continued compliance with financial reporting requirements will allow AFTC to be quoted as a Pink Current company on the OTC Markets platform.

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Item 1.	Business

(a) Business Development

The Company was organized under the laws of the State of Nevada on November 12, 1997, under Caspian Development Group, Inc. The Company changed its name to Zenith International, Inc. in 1999, then to Cresset Precious Metals Inc in 2001, and to its current name, Alternative Fuel Technologies, Inc. on October 2, 2007. In 2018, the Company changed its domicile to the State of North Carolina and on October 24, 2018 changed its current name to ConneXionONE Corp.

The Company was a development stage company in the business of fuel injection systems and DME fuel injection systems, for internal combustion engines. The Company filed Form 10-SB in 2002. The Company was severely delinquent in filing annual reports for the Company’s charter. In addition, the company was subject to Exchange Act reporting requirements including filing 10Q’s and 10Ks. The Company was out of compliance with Exchange Act reporting and filed a Form 15-12G to terminate their registration on September 7, 2007.

Business operations for Alternative Fuel Technologies, Inc. was abandoned by former management and a custodianship action, as described in the subsequent paragraph, was commenced in 2017.

On May 27, 2017, the Sixteenth District Court of Macomb County of Michigan granted the Application for Appointment of Receiver as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed Tara Harvey (“Ms. Harvey”, the “Receiver”) receiver with the right to appoint officers and directors, negotiate and compromise debt, execute contracts, issue stock, and authorize new classes of stock.

Upon appointment as the Receivership of AFTC and under its duties stipulated by the Michigan court, Ms. Harvey took initiative to organize the business of the issuer. As Receiver, the duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the Nevada Secretary of State. Ms. Harvey also had authority to enter into contracts and find a suitable merger candidate. Ms. Harvey was compensated for her role as custodian in the amount of 750,000,000 shares of Restricted Common Stock. Ms. Harvey did not receive any additional compensation, in the form of cash or stock, for custodian services. The custodianship was discharged on November 18, 2017.

On March 13, 2018, Ms. Harvey entered into a Stock Purchase Agreement with Haining Zhang, whereby Haining Zhang purchased 750,000,000 shares of Restricted Common Stock. These shares represent the controlling block of stock. Ms. Harvey resigned her position of sole officer and director and appointed Mr. Zhang as CEO and Director of the Company.

On September 10, 2018, a change of control occurred and Changs International, LLC (controlled by Chris Chang) purchased the control block of stock. The Company also entered into a Share Exchange Agreement to acquire all of the shares of ConneXionONE Corp (“XONE Cayman”), a company incorporated in the Cayman Islands. The agreement called for the exchange of all of the shares of XONE Cayman for the equivalent of 95% of the shares of the Company. On October 24, 2018, the Company filed to amend its Articles of Incorporation and change its name to ConneXionONE Corp. Mr. Zhang resigned all of his positions as officer and director of the Company and Mr. Chris Chang was appointed sole Officer and Director.

The cancellation of the share exchange agreement was completed in 2021 and the Company moved forward with its current business plan. AFTC changed its name to ConneXionONE Corp in 2018 in the state of North Carolina. The Company did not have control or ownership of XONE Cayman and no shares of AFTC were exchanged. The North Carolina corporation has no affiliation with the Cayman Islands corporation. The cancellation of the share exchange agreement did not have an impact on the Company and its ownership and there is no impact to the Company's financial statements and footnotes.

We are currently a shell company, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12b-2.

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(b) Business of Issuer

The Company was organized under the laws of the State of Nevada on November 12, 1997, under Caspian Development Group, Inc. The Company changed its name to Zenith International, Inc. in 1999, then to Cresset Precious Metals, Inc in 2001, and to Alternative Fuel Technologies, Inc. on October 2, 2007. In 2018, the Company changed its domicile to the State of North Carolina and on October 24, 2018 changed its current name to ConneXionONE Corp,

At present financial revenue has not yet been realized. The Company hopes to raise capital in order to fund the acquisitions.

The Company’s operations consist of a search for a merger, acquisition, reverse merger or a business transaction opportunity with an operating business in the social media platform industry; however, there can be no assurance that this plan will be successfully implemented. Until a transaction is effectuated, the Company does not expect to have significant operations. At this time, the Company has no arrangements or understandings with respect to any potential merger, acquisition, reverse merger or business combination candidate pursuant to which the Company may become an operating company.

Opportunities may come to the Company’s attention from various sources, including our management, our stockholders, professional advisors, securities broker dealers, venture capitalists and private equity funds, members of the financial community and others who may present unsolicited proposals. At this time, the Company has no plans, understandings, agreements, or commitments with any individual or entity to act as a finder in regard to any business opportunities. While it is not currently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions, reorganizations or other such transactions, such firms may be retained if such arrangements are deemed to be in the best interest of the Company. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments involving issuance of securities (including those of the Company), or any combination of these or other compensation arrangements. Consequently, the Company is currently unable to predict the cost of utilizing such services.

The Company has not restricted its search to any geographical location. In evaluating a potential transaction, the Company analyzes all available factors and make a determination based on a composite of available facts, without reliance on any single factor.

 It is not possible at this time to predict the nature of a transaction in which the Company may participate. Specific business opportunities would be reviewed as well as the respective needs and desires of the Company and the legal structure or method deemed by management to be suitable would be selected. In implementing a structure for a particular transaction, the Company may become a party to a merger, consolidation, reorganization, tender offer, joint venture, license, purchase and sale of assets, or purchase and sale of stock, or other arrangement the exact nature of which cannot now be predicted. Additionally, the Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require the merger, consolidation, or reorganization of the Company with other business organizations and there is no assurance that the Company would be the surviving entity. In addition, our present management and stockholders may not have control of a majority of the voting shares of the Company following reorganization or other financial transaction. As part of such a transaction, some or all of the Company’s existing directors may resign and new directors may be appointed. The Company’s operations following the consummation of a transaction will be dependent on the nature of the transaction. There may also be various risks inherent in the transaction, the nature and magnitude of which cannot be predicted.

The Company may also be subject to increased governmental regulation following a transaction; however, it is not possible at this time to predict the nature or magnitude of such increased regulation, if any.

The Company expects to continue to incur moderate losses each quarter until a transaction considered appropriate by management is effectuate.

At present financial revenue has not yet been realized. The Company hopes to raise capital in order to fund the acquisitions, merger, or the research and development of our social media platform.

All statements involving our business plan are forward looking statements and have not been implemented as of this filing.

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The Company is moving in a new direction, statements made relating to our business plan are forward looking statements and we have no history of performance and have not implemented our business plan.

Social media mining is the process of representing, analyzing, and extracting meaningful and directed patterns from data in social media, resulting from social interactions. It is an interdisciplinary field encompassing techniques from computer science, data mining, machine learning, social network analysis, network science, sociology, ethnography, statistics, optimization, and mathematics. Social media mining represents the virtual world of social media in a computable way, measures it, and designs models that can help us understand its interactions. In addition, social media mining provides necessary tools to mine this world for interesting patterns, analyze information diffusion, study influence and provide effective recommendations, and analyze social behavior in social media.

We feel that our business plan addresses the need for additional development in the decentralized social media industry.

Decentralized Social Media (“DCSM”) platform is a sharing/consortium platform that will benefit Users, Content Providers, Advertisers, and Communication service providers.

DCSM Platform comprises of 3 major components, Content Aggregator, Mobile Advertising Mediation, Communication Proxy:

Content Aggregator

•	analyzes the contents type and formats (text/picture and video)
•	sorts and distributes appropriate contents to users’ app based on user preferences
•	categorizes, matches, and tags contents with the suitable/appropriate advertisements

Mobile Advertising Mediation

•	accepts mobile ads from businesses, product/service providers, ad agencies, etc.
•	categorizes, matches, and associates the received ads with the most relevant and appropriate contents
•	Distributes ads with associated contents to users’ mobile app

Communication Proxy

•	interconnects with communication service providers, including VoIP service providers, Instant Messaging app service providers, Live Video Broadcast app service providers,
•	allowing interconnected service providers to make on-net communications with DCSM app users

The analysis will be undertaken by or under the supervision of our management. As of the date of this filing, we have not entered into definitive agreements. In our continued efforts to analyze potential business plan, we intend to consider the following factors:

•	Potential for growth, indicated by anticipated market expansion or new technology;
•	Competitive position as compared to other DCSM platforms of similar size and experience within the social media within the industry as a whole
•	Strength and diversity of management, and the accessibility of required management expertise, personnel, services, professional assistance, and other required items
•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities or convertible debt, through joint ventures or similar arrangements or from other sources
•	The extent to which the business opportunity can be advanced in the marketplace; and
•	Other relevant factors

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In applying the foregoing criteria, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. Additionally, we will be competing against other entities that may have greater financial, technical, and managerial capabilities for identifying and completing our business plan.

We are unable to predict when we will, if ever, identify and implement our business plan. We anticipate that proposed business plan would be made available to us through personal contacts of our directors, officers and principal stockholders, professional advisors, broker-dealers, venture capitalists, members of the financial community and others who may present unsolicited proposals. In certain cases, we may agree to pay a finder’s fee or to otherwise compensate the persons who introduce the Company to business opportunities in which we participate.

As of the time of this filing, the Company has not implemented its business plan.

We expect that our due diligence will encompass, among other things, meetings with incumbent management of the target business and inspection of its facilities, as necessary, as well as a review of financial and other information, which is made available to the Company. This due diligence review will be conducted either by our management or by third parties we may engage. We anticipate that we may rely on the issuance of our common stock in lieu of cash payments for services or expenses related to any analysis.

We may incur time and costs required to select and evaluate our business structure and complete our business plan, which cannot presently be determined with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective international education program that is not ultimately completed may result in a loss to the Company. These fees may include legal costs, accounting costs, finder’s fees, consultant’s fees and other related expenses. We have no present arrangements for any of these types of fees.

We anticipate that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys, consultants, and others. Costs may be incurred in the investigation process, which may not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to the Company of the related costs incurred.

Competition

Our company expects to compete with many companies in the DCSM platform space. In addition, there are several competitors that are larger and more profitable than AFTC. We expect that the quantity and composition of our competitive environment will continue to evolve as the industry matures. Additionally, increased competition is possible to the extent that new geographies enter the marketplace as a result of continued enactment of regulatory and legislative changes. We believe that diligently establishing and expanding our funding sources will establish us in this emerging industry. Additionally, we expect that establishing our product offerings on new platforms are factors that mitigate the risk associated with operating in a developing competitive environment. Additionally, the contemporaneous growth of the industry as a whole will result in new users, content providers, advertisers and communication service providers entering the DCSM marketplace, thereby further mitigating the impact of competition on our future operations and results.

Compliance with any regulation standards and guidelines will increase development costs and the cost of operating our business. In turn, we may not be able to meet the competitive price point for our customers dictated by the market and our competitors.

Again, these are forward looking statements and not an indication of past performance. There is no guarantee that we will be able to implement our business plan as of the time of this filing.

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Effect of Existing or Probable Governmental Regulations on the Business

Upon effectiveness of this Form 10, we will be subject to the Exchange Act and the Sarbanes-Oxley Act of 2002. Under the Exchange Act, we will be required to file with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Sarbanes-Oxley Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and to strengthen auditor independence. It also (1) requires steps be taken to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; (2) establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; (3) creates guidelines for audit committee members’ appointment, and compensation and oversight of the work of public companies’ auditors; (4) prohibits certain insider trading during pension fund blackout periods; and (5) establishes a federal crime of securities fraud, among other provisions.

We will also be subject to Section 14(a) of the Exchange Act, which requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the SEC regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to our stockholders at a special or annual meeting thereof or pursuant to a written consent will require us to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14A. Preliminary copies of this information must be submitted to the SEC at least 10 days prior to the date that definitive copies of this information are provided to our stockholders.

Employees

As of March 31, 2022, we had one officer and director and no employees. We anticipate that we will begin to fill out our management team as and when we raise capital to begin implementing our business plan. In the interim, we will utilize independent consultants to assist with accounting and administrative matters. We currently have no employment agreements and believe our consulting relationships are satisfactory. We plan to continue to hire independent consultants from time to time on an as-needed basis.

Item 1A.	Risk Factors

Risks Relating to Our Contemplated Business Plan

Our contemplated business plan involves a number of very significant risks. Our future business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Our future business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

China companies and operations

We will not acquire a company located in or with principal operations in China, including Hong Kong and Macau.

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Enforcement of Civil Liabilities

We are organized under the laws of the state of North Carolina. As of the date of this disclosure, the director and officer of is resides in the United States.

We are a shell company and will have resale limitations of Rule 144(i) on our shares and prohibition on the use of Form S-8

We are currently a shell company, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12b-2:

1) No or nominal operations; and
(2) Either:
(i) No or nominal assets;
(ii) Assets consisting solely of cash and cash equivalents; or
(iii) Assets consisting of any amount of cash and cash equivalents and nominal other assets.

According to the Rule 144(i), Rule 144 is not available for the resale of securities initially issued by either a reporting or non-reporting shell company. Moreover, Rule 144(i)(1)(ii) states that Rule 144 is not available to securities initially issued by an issuer that has been “at any time previously” a reporting or non-reporting shell company. Rule 144(i)(1)(ii) prohibits shareholders from utilizing Rule 144 to sell their shares in a company that at any time in its existence was a shell company. However, according to Rule 144(i)(2), an issuer can “cure” its shell status.

To “cure” a company’s current or former shell company status, the conditions of Rule 144(i)(2) must be satisfied regardless of the time that has elapsed since the public company ceased to be a shell company and regardless of when the shares were issued. The availability of Rule 144 for resales of shares issued while the company is a shell company or thereafter may be restricted even after the expiration of the one-year period since it filed its Form 10 information if the company is not current on all of its periodic reports required to be filed within the SEC during the 12 months before the date of the shareholder’s sale. Thus, the company must file all 10-Qs and 10-K for the preceding 12 months and since the filing of the Form 10, or Rule 144 is not available for the resale of securities.

The SEC has adopted the prohibition on use of Form S-8 by reporting shell companies out of concern that these companies, which do not operate businesses and rarely have employees, may inappropriately use the form to circumvent the registration and prospectus delivery requirements of the Securities Act. The prohibition on use of Form S-8 continues until 60 days after the shell company ceases being a shell company and files information equivalent to that required for registration of a class of securities on Form 10.

We have extremely limited assets, have incurred operating losses, and have no current source of revenue

We have had minimal assets. We do not expect to generate revenues until we begin to implement a business plan. We can provide no assurance that we will produce any material revenues for our stockholders, or that our contemplated business will operate on a profitable basis.

We will, likely, sustain operating expenses without corresponding revenues, at least until the consummation of a business plan. This may result in our incurring a net operating loss that will increase unless we consummate a business plan with a profitable business or internally develop our business. We cannot assure you that we can identify a suitable business combination or successfully internally develop our business, or that any such business will be profitable.

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Our capital resources may not be sufficient to meet our capital requirements, and in the absence of additional resources we may have to curtail or cease business operations

We have historically generated negative cash flow and losses from operations and could experience negative cash flow and losses from operations in the future. Our independent auditors have included an explanatory paragraph in their report on our financial statements for the fiscal years ended December 31, 2021, and 2020 expressing doubt regarding our ability to continue as a going concern. We currently only have a minimal amount of cash available, which will not be sufficient to fund our anticipated future operating needs. The Company will need to raise substantial sums to implement its business plan. There can be no assurance that the Company will be successful in raising funds. To the extent that the Company is unable to raise funds, we will be required to reduce our planned operations or cease any operations.

We may encounter substantial competition in our contemplated business and our failure to compete effectively may adversely affect our ability to generate revenue

We believe that existing and new competitors will continue to improve in cost control and performance. We may have global competitors and we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. Our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than ours, which may adversely affect our marketing strategies and could have a material adverse effect on contemplated business, results of operations and financial condition.

Effect of Environmental Laws

We are not governed by environmental laws at this time. However, our belief that that we will be compliance with all applicable environmental laws, in all material respects. We do not expect future compliance with environmental laws to have a material adverse effect on our business.

We may not be able to obtain regulatory approvals for our services

At this time the Company is not subject to any laws or regulations relating to a business model. However, our future business may be subject to laws and regulations.

We may face a number of risks associated with implementing a business plan, including the possibility that we may incur substantial debt or convertible debt, which could adversely affect our financial condition

We intend to use reasonable efforts to complete a business plan. The risks commonly encountered in implementing a business plan is insufficient revenues to offset increased expenses associated with funding our business combination. Failure to raise sufficient capital to carry out our business plan. Additionally, we have no operations at this time so our expenses are likely to increase, and it is possible that we may incur substantial debt or convertible debt in order to complete our business plan which can adversely affect our financial condition. Incurring a substantial amount of debt or convertible debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

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Our future success is highly dependent on the ability of management to locate and attract suitable business opportunities and our stockholders will not know what business we will enter into until we consummate a transaction with the approval of our then existing directors and officers

At this time, we have no operations and future implementation of a business plan is highly speculative, there is a consequent risk of loss of an investment in the Company. The success of our plan of operations will depend to a great extent on the operations, financial condition and management of future business and internal development. Management may seek businesses opportunities with entities having established operating histories, we cannot provide any assurance that we will be successful in locating opportunities meeting that criterion. In the event we complete a business plan, the success of our operations will be dependent upon management, its financial position and numerous other factors beyond our control.

There can be no assurance that we will successfully consummate a business plan or internally develop a successful business

We are a smaller reporting company and can give no assurance that we will successfully identify and evaluate suitable business opportunities or that we will successfully implement our business plan. We cannot guarantee that we will be able to negotiate contracts on favorable terms. No assurances can be given that we will successfully identify and evaluate suitable business opportunities, that we will conclude a business plan or that we will be able to develop a successful business. Our management and affiliates will play an integral role in establishing the terms for any future business.

We will incur increased costs as a result of becoming a reporting company, and given our limited capital resources, such additional costs may have an adverse impact on our profitability.

Following the effectiveness of this Form 10, we will be an SEC reporting company. The Company currently has no business and no revenue. However, the rules and regulations under the Exchange Act require a public company to provide periodic reports with interactive data files which will require the Company to engage legal, accounting and auditing services, and XBRL and EDGAR service providers. The engagement of such services can be costly, and the Company is likely to incur losses, which may adversely affect the Company’s ability to continue as a going concern. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and process.

The additional costs we will incur in connection with becoming a reporting company will serve to further stretch our limited capital resources. The expenses incurred for filing periodic reports and implementing disclosure controls and procedures may be as high as $50,000 USD annually. In other words, due to our limited resources, we may have to allocate resources away from other productive uses in order to pay any expenses we incur in order to comply with our obligations as an SEC reporting company. Further, there is no guarantee that we will have sufficient resources to meet our reporting and filing obligations with the SEC as they come due.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into an acquisition or merger with the most attractive private companies and others

From time to time the Company may come across target merger companies. These companies may fail to comply with SEC reporting requirements may delay or preclude acquisitions. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise, suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

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Our Business may result in a change of control and a change of management.

In conjunction with completion of a business acquisition, it is anticipated that we may issue an amount of our authorized but unissued common or preferred stock which represents the majority of the voting power and equity of our capital stock, which would result in stockholders of a target company obtaining a controlling interest in us. As a condition of the business combination agreement, our current stockholders may agree to sell or transfer all or a portion of our common stock as to provide the target company with all or majority control. The resulting change in control may result in removal of our present officers and directors and a corresponding reduction in or elimination of their participation in any future affairs.

We depend on our officer and the loss of his services would have an adverse effect on our business

We have an officer and director of the Company that are critical to our chances for business success. We are dependent on his services to operate our business and the loss of this person would have an adverse impact on our future operations until such time as he could be replaced, if he could be replaced. We do not have employment contracts or employment agreements with our officer, and we do not carry key man life insurance on his life.

Because we are significantly smaller than some of our competitors, we may lack the resources needed to capture market share

We are at a disadvantage as a smaller reporting company, we do not have an established business. Many of our competitors have an already established their business, more established market presence, and substantially greater financial, marketing, and other resources than do we. New competitors may emerge and may develop new or innovative products that compete with our anticipated future production. No assurance can be given that we will be able to compete successfully within the Decentralized Social Media platform industry.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited

We have incurred losses during our history. To the extent that we continue to generate taxable losses, unused losses will carry forward to offset future taxable income, if any, until such unused losses expire. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, if a corporation undergoes an “ownership change,” generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carry-forwards, or NOLs, and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may experience ownership changes in the future because of subsequent shifts in our stock ownership. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may be subject to limitations, which could potentially result in increased future tax liability to us. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed.

Our ability to hire and retain key personnel will be an important factor in the success of our business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plan

Our management has extensive experience when acting in the officer and director capacity, however we will need to hire additional personnel and we may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business plan.

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Legal disputes could have an impact on our Company

We plan to engage in business matters that are common to the business world that can result in disputations of a legal nature.  In the event the Company is ever sued or finds it necessary to bring suit against others, there is the potential that the results of any such litigation could have an adverse impact on the Company.

Our Company is currently quoted as Pink Limited on the OTC Markets platform

Our stock quote is currently quoted on OTC Markets. The market for our stock is uncertain at this time. Our securities could be particularly illiquid due to being quoted on this market and that if we remain on the Pink Current market it could impede a potential merger, acquisition, reverse merger or business combination pursuant to which the company could become an operating company. There is no established public trading market for our shares.

Our common stock is currently quoted on the OTC MARKETS. An investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future

Our common stock is quoted on OTC Markets. The market for our stock has been volatile and has been characterized by large swings in the trading price that do not appear to be directly related to our business or financial condition. As a result, an investment in our common stock is risky and there can be no assurance that the price for our stock will not decrease substantially in the future. There is no established public trading market for our shares.

Our stock trades below $5.00 per share and is subject to special sales practice requirements that could have an adverse impact on any trading market that may develop for our stock

If our stock trades below $5.00 per share and is subject to special sales practice requirements applicable to "penny stocks" which are imposed on broker-dealers who sell low-priced securities of this type. These rules may be anticipated to affect the ability of broker-dealers to sell our stock, which may in turn be anticipated to have an adverse impact on the market price for our stock if and when an active trading market should develop.

Our officers, directors and principal stockholders own a large percentage of our stock and other stockholders have little or no ability to elect directors or influence corporate matters

As of September 9, 2022, our officer and director, and principal stockholders were deemed to be the beneficial owners of approximately 56.73% of our issued and outstanding shares of common stock. As a result, such persons can determine the outcome of any actions taken by us that require stockholder approval. For example, they will be able to elect all of our directors and control the policies and practices of the Company.

Risks Related to Our Shareholders and Shares of Common Stock

There is presently a limited public market for our securities

Our common stock is currently quoted on the OTC Markets, however a robust and active trading market may never develop. Because of our current status as a “shell company,” Rule 144 is not currently available. Future sales of our common stock by existing stockholders pursuant to an effective registration statement or upon the availability of Rule 144 could adversely affect the market price of our common stock. A shareholder who decides to sell some, or all, of their shares in a private transaction may be unable to locate persons who are willing to purchase the shares, given the restrictions. Also, because of the various risk factors described above, the price of the publicly traded common stock may be highly volatile and not provide the true market price of our common stock. There is no established public trading market for our shares.

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Our stock is not liquid, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell a significant number of your shares

There is no established public trading market for our shares. Even if our stock increased in liquidity, it is likely that our common stock will remain thinly traded, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Offering securities pursuant to a registration statement under the Rule 419 of the Securities Act of 1933

In the event that we offer securities pursuant to a registration statement under the Securities Act, such offering will be subject to the provisions of Rule 419 of the Securities Act of 1933. Rule 419 applies to blank check companies and requires that the net offering proceeds, and all securities to be issued (and those sold by a selling shareholder upon their sale) be promptly deposited by the company into an escrow or trust account pending the execution of an agreement for an acquisition or merger.

In addition, the registrant is required to file a post-effective amendment to the registration statement containing the same information as found in a Form 10 registration statement, upon the execution of an agreement for such acquisition or merger. The rule provides procedures for the release of the offering funds in conjunction with the post effective acquisition or merger. The obligation to file poste effective amendments are in addition to the obligation to file Forms 8-K to report both the entry into a material non-ordinary course agreement and the completion of the transaction.

Under Rule 419, the funds and securities will be released by the to the company and to investors, respectively, only after the company has met the following three conditions: first, the company must execute an agreement for an acquisition; second, the Company must successfully complete a reconfirmation offering which is reconfirmed by sufficient investors so that the remaining funds are adequate to allow the acquisition to be consummated; and third, the acquisition meeting the above criteria must be consummated.

If a consummated acquisition meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

As of this draft, we plan to issue preferred shares in an acquisition or merger and plan to rely on an exemption from Rule 419. Section 4(a)(2) of the Securities Act of 1933 exempts from registration “transactions by an issuer not involving any public offering.” It is section 4(a)(2) that permits an issuer to sell securities in a “private placement” without registration under the Act of ’33.

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As a blank check company, our shareholders may face significant restrictions on the resale of our Common Stock due to state "blue sky" laws and due to the applicability of Rule 419 adopted by the Securities and Exchange Commission.

The resale of Common Stock must meet the blue sky resale requirements in the states in which the proposed purchasers reside. If we are unable to qualify the Common Stock and there is no exemption from qualification in certain states, the holders of the Common Stock or the purchasers of the Common Stock may be unable to sell them.

There are state regulations that may adversely affect the transferability of our Common Stock. We have not registered our Common Stock for resale under the securities or blue sky laws of any state. We may seek qualification or advise our shareholders of the availability of an exemption. But we are under no obligation to register or qualify our Common Stock in any state or to advise the shareholders of any exemptions.

Current shareholders, and persons who desire to purchase our Common Stock in any market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase our Common Stock. There is no established public trading market for our shares.

Blue sky laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by blank check companies. These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

(a)	Not eligible for sale under exemption provisions permitting sales without registration to accredited investors or qualified purchasers;
(b)	Not eligible for the transaction exemption from registration for non-issuer transactions by a registered broker-dealer;
(c)	Not eligible for registration under the simplified small corporate offering registration form available in many states;
(d)	Not eligible for the "solicitations of interest" exception to securities registration requirements available in many states;
(e)	Not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.

If the company engages in an offering of our securities, any resales of our securities will require registration in an offering subject to Rule 419. The Securities and Exchange Commission has adopted Rule 419 which defines a blank-check company as (i) a development stage company, that is (ii) offering penny stock, as defined by Rule 3a51-1, and (iii) that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Certain jurisdictions may have definitions that are more restrictive than Rule 419. Provisions of Rule 419 apply to every registration statement filed under the Securities Act of 1933, as amended, relating to an offering by a blank-check company.

Should we conduct an offering of our securities, before we complete a business combination with an operating company, the Company would be considered a blank check company within the meaning of Rule 419 and any sales or resales of the stock issued in the offering would require a registration under the Securities Act of 1933, as amended, in an offering subject to Rule 419, unless there exists a transaction or security exemption for such sale under the Securities Act of 1933, as amended. Any resales of our Common Stock would require registration under the Securities Act of 1933, as amended, in an offering subject to Rule 419.

Any transactions in our Common Stock by officers/directors and majority shareholders will require compliance with the registration requirements under the Securities Act of 1933, as amended.

As of this draft, we plan to issue preferred shares in an acquisition or merger and plan to rely on an exemption from Rule 419. Section 4(a)(2) of the Securities Act of 1933 exempts from registration “transactions by an issuer not involving any public offering.” It is section 4(a)(2) that permits an issuer to sell securities in a “private placement” without registration under the Act of ’33.

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Our common stock is be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell

A common stock is a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We may issue more shares in an acquisition or merger, which will result in substantial dilution

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 100,000,000,000 shares of common stock of which 71,846,033,691 shares are currently outstanding and 5,000,000 shares of Preferred Stock are authorized, of which 1,000,000 shares are outstanding. Any acquisition or merger effected by the Company may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, shares of our common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. In an acquisition type transaction, our Board of Directors has the power to issue any, or all, of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially adversely affected.

Obtaining additional capital though the sale of common stock will result in dilution of stockholder interests

We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock. Additionally, the existing conversion rights may hinder future equity offerings, and the exercise of those conversion rights may have an adverse effect on the value of our stock. If any such conversion rights are exercised at a price below the then current market price of our shares, then the market price of our stock could decrease upon the sale of such additional securities. Further, if any such conversion rights are exercised at a price below the price at which any stockholder purchased shares, then that particular stockholder will experience dilution in his or her investment.

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Our directors have the authority to authorize the issuance of preferred stock

Our Articles of Incorporation, as amended, authorize the Company to issue an aggregate of 5,000,000 shares of Preferred Stock. Our directors, without further action by our stockholders, have the authority to issue shares to be determined by our board of directors of Preferred Stock with the relative rights, conversion rights, voting rights, preferences, special rights, and qualifications as determined by the board without approval by the shareholders. Any issuance of Preferred Stock could adversely affect the rights of holders of common stock. Additionally, any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. Our Board does not intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

We have never paid dividends on our common stock, nor are we likely to pay dividends in the foreseeable future. Therefore, you may not derive any income solely from ownership of our stock

We have never declared or paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further our business strategy. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price.

Item 2.	Financial Information

Management’s Discussion and Analysis or Plan of Operation

Upon effectiveness of this Registration Statement, we will file with the SEC annual and quarterly information and other reports that are specified in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and SEC regulations. Thus, we will need to ensure that we will have the ability to prepare, on a timely basis, financial statements that comply with SEC reporting requirements following the effectiveness of this registration statement. We will also become subject to other reporting and corporate governance requirements, including the listing standards of any securities exchange upon which we may list our Common Stock, and the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the regulations promulgated hereunder, which impose significant compliance obligations upon us. As a public company, we will be required, among other things, to:

•	Prepare and distribute reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules;

•	Define and expand the roles and the duties of our Board of Directors and its committees;

•	Institute more comprehensive compliance, investor relations and internal audit functions;

•	Involve and retain outside legal counsel and accountants in connection with the activities stated above.

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Management for each year commencing with the year ending December 31, 2021 must assess the adequacy of our internal control over financial reporting. Our internal control over financial reporting will be required to meet the standards required by Section 404 of the Sarbanes-Oxley Act. We will incur additional costs in order to improve our internal control over financial reporting and comply with Section 404, including increased auditing and legal fees and costs associated with hiring additional accounting and administrative staff. Ultimately, our efforts may not be adequate to comply with the requirements of Section 404. If we are unable to implement and maintain adequate internal control over financial reporting or otherwise to comply with Section 404, we may be unable to report financial information on a timely basis, may suffer adverse regulatory consequences, may have violations of the applicable national securities exchange listing rules, and may breach covenants under our credit facilities.

The significant obligations related to being a public company will continue to require a significant commitment of additional resources and management oversight that will increase our costs and might place a strain on our systems and resources. As a result, our management’s attention might be diverted from other business concerns. In addition, we might not be successful in implementing and maintaining controls and procedures that comply with these requirements. If we fail to maintain an effective internal control environment or to comply with the numerous legal and regulatory requirements imposed on public companies, we could make material errors in, and be required to restate, our financial statements. Any such restatement could result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC.

Our contemplated business plan is to develop a Decentralized Social Media platform. In summary, AFTC is focused on raising capital for the research and development of this platform. As of this filing, we have not raised any capital and our business is not yet operational.

Results of Operations

Comparison of the Years Ended December 31, 2020 and 2021

Revenue

We had no revenues from operations during either 2020 or 2021.

General and Administrative Expense

General and Administrative Expenses were $6,359 for the year ended December 31, 2021 compared to $96,865 for the year ended December 31, 2020, a decrease of $90,506. The expenses consist primarily of professional fees.

Stock Compensation Expense

During the year ended December 31, 2021 we incurred Nil on non-cash stock compensation expense from the issuance of common stock for services. There was no stock issued for services in the prior year.

Net Loss

We had a net loss of $6,359 for the year ended December 31, 2021 compared to $96,865 for the year ended December 31, 2020.

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Comparison of the Three Months Ended March 31, 2022 and 2021

Revenue

We had no revenues from operations during the three Months Ended March 31, 2022 and 2021.

General and Administrative Expense

General and Administrative Expenses were $30,120 for the three months ended March 31, 2022 compared to $495 for the three months ended March 31, 2021, an increase of $29,625. The increase in expenses resulted from professional fees incurred for becoming a public reporting company.

Stock Compensation Expense

During the three months ended March 31, 2022 and 2021, we incurred Nil on non-cash stock compensation expense from the issuance of common stock for services. There was no stock issued for services in the prior year.

Net Loss

We had a net loss of $30,120 for the three months ended March 31, 2022 compared to $495 for the three months ended March 31, 2021.

Comparison of the Six Months Ended June 30, 2022 and 2021

Revenue

We had no revenues from operations during the six months ended June 30, 2022 and 2021.

General and Administrative Expense

General and Administrative Expenses were $30,159 for the six months ended June 30, 2022 compared to $6,310 for the six months ended June 30, 2021, an increase of $23,849 or 79.1%. The increase in expenses resulted from professional fees incurred for becoming a public reporting company.

Stock Compensation Expense

During the six months ended June 30, 2022 and 2021, we incurred Nil on non-cash stock compensation expense from the issuance of common stock for services. There was no stock issued for services in the prior year.

Net Loss

We had a net loss of $30,159 for the six months ended June 30, 2022 compared to $6,310 for the six months ended June 30, 2021.

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Liquidity and Capital Resources

As of and for the years ended December 31, 2021 and 2020

As of December 31, 2021, we had $0 of cash, $1,267,435 of liabilities and an accumulated deficit of $73,838,621. The Company has working capital deficit of $1,267,435.

We used ($6,519) of cash in operations for the year ended December 31, 2021 and used net cash of $(100,705) for the year ended December 31, 2020.

The outstanding amount due to related parties was $255,296 and $399,222 as of December 31, 2021 and December 31, 2020.

As of and for the three months ended March 31, 2022 and 2021

As of March 31, 2022, we had $0 of cash, $1,297,555 of liabilities and an accumulated deficit of $73,868,741. The Company has working capital deficit of $1,297,555.

We used ($120) of cash in operations for the three months ended March 31, 2022 and used net cash of $(655) for the three months ended March 31, 2021

The outstanding amount due to related parties was $255,416 and $255,296 as of March 31, 2022 and December 31, 2021.

As of and for the six months ended June 30, 2022 and 2021

As of June 30, 2022, we had $0 of cash, $1,297,594 of liabilities and an accumulated deficit of $73,868,780. The Company has working capital deficit of $1,297,594.

We used ($30,159) of cash in operations for the six months ended June 30, 2022, and used net cash of $(6,470) for the same period in 2021.

We had cash provided by financing activities of $30,159 for the six months ended June 30, 2022, and cash used in financing activities of $143,975 the same period in 2021. The cash flow from financing activities are advances from and repayment to related party.

Mr. Chang will continue to advance the necessary capital to pay the expenses of the Company and there are no formal financing agreements in place.

The outstanding amount due to related parties was $285,455 and $255,296 as of June 30, 2022 and December 31, 2021.

The financial statements accompanying this Report have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying financial statements, we have not yet generated any revenue, had a net loss of $6,359 for the year ended December 31, 2021 and have an accumulated stockholders’ deficit of $1,267,435 as of December 31, 2021. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional funds and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

In the next 12 months our expenses could be as high at $50,000. Expenses include preparing and distributing reports and other stockholder communications in compliance with our obligations under the federal securities laws and the applicable national securities exchange listing rules. In addition, we will incur costs associated with retaining outside counsel, accountants, and transfer agent fees. As we have not yet identified a merger candidate and have not generated revenue, there is an ongoing concern that AFTC will have the ability to fund these expenses without the assistance of outside funding.

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We may raise additional funds in the future by issuing additional shares of common stock or other securities, which may include securities such as convertible debentures, warrants or preferred stock that are convertible into common stock. Any such sale of common stock or other securities will lead to further dilution of the equity ownership of existing holders of our common stock.

Item 3.	Properties

We do not own any property and do not pay for office space.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of September 9, 2022, the number of shares of common stock owned of record and beneficially by our executive officer, director and persons who beneficially own more than 5% of the outstanding shares of our common stock.

Amount and Nature of Beneficial Ownership Percentage of Class

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Changs International LLC Chris Chang is control person 32679 Kenita Way Union City, CA 94587	25,479,683,844 Officer and Director	35.46%

Han-Yun Hsu No. 17, Aly 9, Ln. 79 Lida St Zhunan township, Miaoli County 350 Taiwan	6,583,207,118 Beneficial owner of more than 5%	9.16%

Cho-Chun Miao (1) 14F, No 1, Ln. 126, Sec. 1 Xuefu Rd., Tucheng Dist. New Taipei City 236 Taiwan	3,763,867,431 Beneficial owner of more than 5%	5.24%

Nien-Ting Tsai 2F, No 6. Ln. 140, Sec 7, Zohgshan N Rd, Shilin Dist Taipei Taiwan	4,933,921,323 Beneficial owner of more than 5%	6.87%

(1) Cho-Chun Miao is the spouse of Mr. Chris Chang

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Item 5.	Directors and Executive Officers

A. Identification of Directors and Executive Officers.

Our Officers and directors and additional information concerning them are as follows:

Name	Age	Position
Chris Chang	59	CEO, President, Director

Officer Bios

Chris Chang, Chief Executive Officer (age 59)

Employment History:

CEO and Director of Alternative Fuel Technologies, Inc. - 2018 to Present
Founder and CEO of ConneXionONE - 2018 to Present

Mr. Chang is the founder, director and CEO of ConneXionONE Corp. He founded the company in 2018 and continues to be the sole officer and director. Mr. Chang has been an entrepreneur in Taiwan and US with over 25 years of experiences in the telecommunications industry covering 5 continents. He is engaged in telecommunications product development, business alliance development, global sales and marketing, and strategic planning involving VOIP services. Mr. Chang is the owner of Connection Portal, Inc. (USA), a global VoIP service provider and ConneXionONE Communications Inc. (USA), a hosted PBX service provider.

Mr. Chang’s knowledge in the telecommunications industry and his experience with startup companies make him a great fit for the position of officer and director of Alternative Fuel Technologies, Inc. He has extensive knowledge of smaller companies that require regulatory compliance. Mr. Chang has experience and good working knowledge in the areas of internal company controls and daily management of companies.

Item 6.	Executive Compensation

For the past two years, no sole officer or director has received any cash remuneration. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity to date. Our officer and director intend to devote all of his time to AFTC and its subsidiaries.

The Company for the benefit of its employees has adopted no retirement, pension, profit sharing, stock option or insurance programs or other similar programs.

Item 7.	Certain Relationship and Related Transactions, and Director Independence

Regulation S-K, Item 4, Section C require disclosure of promoters and certain control persons for registrants that are filing a registration statement on Form 10 under the Exchange Act and that had a promoter at any time during the past five fiscal years shall:

(i) State the names of the promoter(s), the nature and amount of anything of value (including money, property, contracts, options or rights of any kind) received or to be received by each promoter, directly or indirectly, from the registrant and the nature and amount of any assets, services or other consideration therefore received or to be received by the registrant; and

(ii) As to any assets acquired or to be acquired by the registrant from a promoter, state the amount at which the assets were acquired or are to be acquired and the principle followed or to be followed in determining such amount, and identify the persons making the determination and their relationship, if any, with the registrant or any promoter. If the assets were acquired by the promoter within two years prior to their transfer to the registrant, also state the cost thereof to the promoter.

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Ms. Harvey is considered a promoter(s) under the meaning of Securities Act Rule 405. Ms. Harvey was appointed custodian of the Company and under its duties stipulated by the Nevada court. Ms. Harvey took initiative to organize the business of the issuer. As receiver, her duties were to conduct daily business, hold shareholder meetings, appoint officers and directors, reinstate the company with the North Carolina Secretary of State. The custodian also had authority to enter into contracts and find a suitable merger candidate. In addition, Ms. Harvey was compensated for her role as custodian and paid outstanding bills to creditors on behalf of the company. The custodian has not, and will not, receive any additional compensation, in the form of cash or stock, for custodian services. The receivership was discharged on November 18, 2017.

Under Regulation S-K Item 404(c)(2) Registrants shall provide the disclosure required by paragraphs (c)(1)(i) and (c)(1)(ii) of this Item as to any person who acquired control of a registrant that is a shell company, or any person that is part of a group, consisting of two or more persons that agree to act together for the purpose of acquiring, holding, voting or disposing of equity securities of a registrant, that acquired control of a registrant that is a shell company.

As discussed in Item 1, the Company is deemed a shell company. As disclosed in Item 4, there are persons, Changs International LLC (controlled by Chris Chang), and Cho-Chun Miao (Chris Chang’s wife) are considered control persons and acquired control of the Company. As discussed in Item 1, Changs International, LLC purchased the majority of the Company’s Restricted Common Stock. These shares represent the controlling block of stock and were purchased from Mr. Zhang for $250,000.

Chris Chang is our CEO and President, and sole member and control person for Changs International LLC. He is not deemed to be independent under Regulation S-K (§229.407(a).

Cho-Chun Miao is the wife of our CEO, Chris Chang, but has no direct relationship with Changs International LLC, other than her relationship to its owner.

Han-Yun Hsu and Nien-Ting Tsai are shareholders owning more than 5% of the outstanding shares of our common stock.

Han-yun Hsu, Nien-Ting Tsai, have no relationship with Changs International LLC and have no relationship with AFTC, other than being beneficial shareholders.

We have not established any committees of the Board of Directors.

Except as set forth above, there have been no related party transactions, or any other transactions or relationships required to be disclosed.

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Item 8.	Legal Proceedings

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9.	Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

(a) Market information.

Our Common Stock is quoted on OTC markets. It is currently quoted on OTC Markets under the symbol AFTC and there is limited liquidity in the public trading market for the class of common equity. Although our stock is quoted on OTC markets, the existence of limited or sporadic quotations should not of itself be deemed to constitute an established public trading market. There is no established public trading market for our shares.

OTC Markets has placed the designation of ‘Pink Limited Information”. This designation is given when a company has limited disclosure or financial information that is publicly available, but the company does meet the minimum requirement for public quoting under Rule 15c-211. We have not made material information public in the past. This was due to becoming delinquent with our OTC Markets financial filings.

The following is a range of high and low bid information for each full quarter of the last two fiscal years and subsequent quarters:

2020 Q1 – low $.0003 high $.0004

2020 Q2 – low $.0002 high $.0005

2020 Q3 – low $.0002 high $.0005

2020 Q4 – low $.0002 high $.001

2021 Q1 – low $.0004 high $.0024

2021 Q2 – low $.0008 high $.0029

2021 Q3 – low $.0005 high $.0024

2021 Q4 – low $.0008 high $.0022

2022 Q1 – low $.0007 high $.0015

2022 Q2 – low $.0006 high $.0016

(b) Holders.

As of March 31, 2022, there are approximately 107 holders of an aggregate of 71,846,033,691 shares of our Common Stock issued and outstanding.

As of March 31, 2022, there is 1 holder of 1,000,000 shares of Preferred Series A Stock

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the president intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities authorized for issuance under equity compensation plans.

None.

25

Item 10.	Recent Sale of Unregistered Securities

On September 10, 2018, Mr. Zhang entered into a Stock Purchase Agreement with Changs International, LLC, whereby Changs International, LLC purchased the control block of Restricted Common Stock for the purchase price of $250,000.

The restricted shares were sold in a private transaction pursuant to Rule 144(i) of the ’33 Securities Act. As of this date, the shares have not been registered.

Item 11.	Description of Registrant’s Securities to be Registered

(a) Common.

The Company is authorized to issue 100,000,000,000 shares of Common Stock with a par value of $0.001 per share.

As of December 31, 2021 and December 31, 2020, the Company has 71,846,033,691 shares of common stock issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matter submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

The Company is authorized to issue 5,000,000 numbers of Preferred Series A Stock (“A Series Stock”) at par value of $1 per share with a voting right of 80% without any conversion rights. No shares were issued or outstanding as of December 31, 2021 and 2020.

The Company had 1,000,000 shares of A Series Stock issued and outstanding that were carryover from the abandoned business entity. Each share of A Series Stock is convertible into four (4) shares of common stock with no preemptive or dividends rights. These shares represented seventy percent (80%) voting control of the Company. As of September 9, 2022, these shares are no longer issued and outstanding.

On May 22, 2017, the Company’s appointed receiver and its board resolved to remove the 80% super voting rights from the 1,000,000 shares of A Series Stock held by Ms. Kathleen A. McCandless, and to convert these shares into 4,000,000 shares of common stock.  As of September 9, 2022, these shares are converted to common stock. Ms. McCandless does not have voting control.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirely by the provisions of the Company’s Certificate of Incorporation and Bylaws copies of which have been filed as exhibits to this Form 10.

(b) Debt Securities.

None.

(c) Other Securities to Be Registered.

None.

26

Item 12.	Indemnification of Directors and Officers

Our Officers and Directors are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify all our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the adjudication of such issue.

We have been advised that in the opinion of the Securities Exchange Commission indemnification for liabilities arising under the Securities Act against public policy as expressed in the Securities Act, and is, therefore, unenforceable. If a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

27

Item 13.	Financial Statements and Supplementary Data

ALTERNATIVE FUEL TECHNOLGIES, INC.
(AKA CONNEXIONONE CORP.)

FINANCIAL STATEMENTS

28

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of ConneXionONE Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of ConneXionONE Corp. as of December 31, 2021 and 2020, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current-period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments.

We determined that there are no critical audit matters.

/S/ BF Borgers CPA PC

We have served as the Company's auditor since 2022

Lakewood, CO

July 5, 2022

29

CONNEXIONONE CORP.

FORMERLY ALTERNATIVE FUEL TECHNOLOGIES, INC.

BALANCESHEETS

	December 31,	December 31,
	2021	2020
Assets
Current Assets
Cash and cash equivalents	$–	$150,445
Total Current Assets	–	150,445
Total Assets	$–	$150,445

Liabilities
Current Liabilities
Accounts payable and accrued expenses	9,500	9,660
Due to related party	255,296	399,222
Other liabilities	1,002,639	1,002,639
Total Current Liabilities	1,267,435	1,411,521
Total Liabilities	$1,267,435	$1,411,521

Commitment & contingencies	–	–

Stockholders' Deficit
Preferred stock Series A, $1 par value; 5,000,000 shares authorized, 1,000,000 shares issued and outstanding, respectively	1,000,000	1,000,000
Common stock, $0.001 par value; 100,000,000,000 shares authorized; 71,846,033,691 and 71,846,033,691 issued shares and outstanding, respectively.	71,846,034	71,846,034
Additional paid-in capital	(274,848)	(274,848)
Accumulated deficit	(73,838,621)	(73,832,262)
Total Stockholders' Deficit	(1,267,435)	(1,261,076)
Total Liabilities and Stockholders' Deficit	$–	$150,445

See accompanying notes to financial statements

*

30

CONNEXIONONE CORP.

FORMERLY ALTERNATIVE FUEL TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

	Year Ended
	December 31,	December 31,
	2021	2020
Revenues	$–	$–

Operating expenses
Other professional fees	4,549	94,858
Other general & administrative expense	1,810	2,007
Total operating expenses	6,359	96,865
Loss from operations	(6,359)	(96,865)

Net income (loss) before income taxes	(6,359)	(96,865)
Income tax expense	–	–
Net income (loss)	(6,359)	(96,865)

Earnings (Loss) per Share - Basic and Diluted	$(0.000)	$(0.000)
Weighted Average Shares Outstanding - Basic and Diluted	71,846,033,691	71,846,033,691

See accompanying notes to financial statements

*

31

CONNEXIONONE CORP. FORMERLY ALTERNATIVE FUEL TECHNOLOGIES, INC. *

STATEMENTS OF STOCKHOLDERS' DEFICIT

For the Year Ended December 31, 2021 and 2020

	Preferred Stock		Common Stock
	Shares	Par Value, $1.000	Shares	Par Value, $0.001	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2019	1,000,000	$1,000,000	71,846,033,691	$71,846,034	$(274,848)	$(73,735,397)	$(1,164,211)
Net Loss						(96,865)	(96,865)
Balance December 31, 2020	1,000,000	$1,000,000	71,846,033,691	$71,846,034	$(274,848)	$(73,832,262)	$(1,261,076)

Balance, December 31, 2020	1,000,000	$1,000,000	71,846,033,691	$71,846,034	$(274,848)	$(73,832,262)	$(1,261,076)
Net Loss						(6,359)	(6,359)
Balance December 31, 2021	1,000,000	$1,000,000	71,846,033,691	$71,846,034	$(274,848)	$(73,838,621)	$(1,267,435)

See accompanying notes to financial statements

*

32

CONNEXIONONE CORP.

FORMERLY ALTERNATIVE FUEL TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

	December 31,	December 31,
	2021	2020
Cash Flows from Operating Activities
Net Loss	$(6,359)	$(96,865)
Adjustment to reconcile net loss from operations:
Changes in operating assets and liabilities
Accounts payable and accrued expenses	(160)	(3,840)
Net Cash Used in Operating Activities	(6,519)	(100,705)

Cash Flows from Investing Activities
Acquisition of fixed assets	–	–
Net Cash Provided by Investing Activities	$–	$–

Cash Flows from Financing Activities
Proceeds from (Repayment of) related party payables	(143,926)	251,050
Net Cash Provided by Financing Activities	(143,926)	251,050

Net Increase (Decrease) in Cash	(150,445)	150,345
Cash at Beginning of Period	150,445	100
Cash at End of Period	$–	$150,445

Supplemental Cash Flow Information:
Income Taxes Paid	$–	$–

See accompanying notes to financial statements

33

CONNEXIONONE CORP.

FORMERLY ALTERNATIVE FUEL TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the years ended December 31, 2021 and 2020

NOTE 1 - ORGANIZATION AND OPERATIONS

ConneXionONE Corp. (the “Company”) is a North Carolina corporation, was incorporated on November 12, 1997 under the laws of the State of Nevada as Caspian Development Group, Inc.

On April 1, 1999, the Company has changed the name to Zenith International, Inc. On November 28, 2001, the corporation’s name was changed to Cresset Precious Metals, Inc. The Company has changed the name to Alternative Fuel Technologies, Inc on October 2, 2007.

On May 22, 2017, the Sixteenth District Court of Macomb County of Michigan granted the Plaintiff’s Application for Default Judgment as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed a custodian to take any Corporation actions on behalf of the Company that would further the interests of its shareholders. The Company was then redomiciled from Nevada to North Carolina.

On March 13, 2018, Ms. Harvey entered into a Stock Purchase Agreement with Haining Zhang, whereby Haining Zhang purchased 750,000,000 shares of Restricted Common Stock.

On September 10, 2018, a change of control occurred and Changs International, LLC (controlled by Chris Chang) purchased the control block of stock in AFTC and was appointed sole officer and director of the Company.

The Company also entered into a Share Exchange Agreement to acquire all of the shares of ConneXionONE Corp (“XONE Cayman”), a company incorporated in the Cayman Islands. The agreement called for the exchange of all of the shares of XONE Cayman for the equivalent of 95% of the shares of the Company. On October 24, 2018, the Company filed to amend its Articles of Incorporation and change its name to ConneXionONE Corp. The Company resolute to cancel the share exchange agreement in December 2019 and completed the cancellation in 2021.

The Company did not have control or ownership of XONE Cayman and no shares of the Company and XONE Cayman were exchanged. The share exchange agreement did not have an impact on the Company and its ownership and there is no impact to the Company's financial statements and footnotes.

The Company is a development-stage company that plans to be involved in social media and internet advertising and marketing services with a decentralized social media platform.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

34

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to an estimated useful lives of computer equipment; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

35

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company adopted ASU 2014-09, Topic 606 on January 1, 2018, using the modified retrospective method. ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The adoption of Topic 606 has no impact on revenue amounts recorded on the Company’s financial statements as the Company has not generate any revenues.

Income Tax Provisions

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

36

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

Earnings (Loss) per Share

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Earnings per share excludes all potential dilutive shares of common stock if their effect is anti-dilutive. There were no potential dilutive securities for the years ended December 31, 2021 and 2020.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at December 31, 2021 of $$73,838,621 without any revenues. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has not commenced operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – OTHER LIABILITIES

Other payable comprised of the following:

	December 31, 2021	December 31, 2020
Liabilities carryover from prior abandoned operations	$665,735	$665,735
Accruals carryover from prior abandoned operations	336,904	336,904
	$1,002,639	$1,002,639

The liabilities of $1,002,639 as of December 31, 2021 and 2020, respectively was due on demand, unsecured, non-interest bearing, and carried forward from prior abandoned operations of prior owners.

37

The Company had certain cash, other receivable, property, intangible assets, and inventory of $1,066,823, and outstanding wages payable, accrued liabilities, notes payable of $665,735 as of December 31, 2018 that was carryover from the abandoned business operation. Such assets were written-off and outstanding liabilities were assumed by the custodian which are recorded as other payable in the amount of $665,735.

NOTE 5 – RELATED PARTY TRANSACTION

Mr. Chris Chang, majority shareholder, director and officer of the Company, have advanced working capital to pay expenses of the Company. The advances are due on demand and non-interest bearing. The outstanding amount due to related parties was $255,296 and $399,222 as of December 31, 2021 and December 31, 2020.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue 5,000,000 numbers of preferred stock at par value of $1 per share. The 5,000,000 shares have a right of 80% voting control. As of December 31, 2021 and December 31, 2020, the Company has 0 shares of preferred stock issued and outstanding.

The Company had 1,000,000 shares of preferred stock Series A issued and outstanding that were carryover from the abandoned business entity. Each share of preferred stock is convertible into four (4) shares of common stock with no preemptive or dividends rights. The 1,000,000 shares of preferred stock represent Seventy percent (80%) voting control of the Company.

On May 22, 2017, the Company’s appointed custodian and its board resolved to remove the 80% super voting rights from the 1,000,000 shares of preferred stock held by Ms. Kathleen A. McCandless, and to convert these shares into 4,000,000 shares of common stock.These shares have been converted to common stock.

Common Stock

The Company is authorized to issue 100,000,000,000 shares of Common Stock with a par value of $0.001 per share.

As of December 31, 2021 and December 31, 2020, the Company has 71,846,033,691 shares of common stock issued and outstanding.

NOTE 7 – TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering federal corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 34% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

38

Corporate income tax rate in North Carolina state is 2.5% of the annual taxable income, while the Franchise Tax is $200 on first 1,000,000 of the Company net worth, and 0.0015% for net worth exceeding $1,000,000.

The Company has accumulated approximately $73,838,621 of net operating losses (“NOL”) carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events to the date the financial statements were issued and has determined that there are no items to disclose or require adjustments.

39

CONNEXIONONE CORP.

FORMERLY ALTERNATIVE FUEL TECHNOLOGIES, INC.

BALANCE SHEETS

Unaudited

	March 31,	December 31,
	2022	2021
Assets
Current Assets
Cash and cash equivalents	$–	$–
Total Current Assets	–	–
Total Assets	$–	$–

Liabilities
Current Liabilities
Accounts payable and accrued expenses	39,500	9,500
Due to related party	255,416	255,296
Other liabilities	1,002,639	1,002,639
Total Current Liabilities	1,297,555	1,267,435
Total Liabilities	$1,297,555	$1,267,435

Commitment & contingencies	–	–

Stockholders' Deficit
Preferred stock Series A, $1 par value; 5,000,000 shares authorized, 1,000,000 shares issued and outstanding, respectively	1,000,000	1,000,000
Common stock, $0.001 par value; 100,000,000,000 shares authorized; 71,846,033,691 and 71,846,033,691 issued shares and outstanding, respectively.	71,846,034	71,846,034
Additional paid-in capital	(274,848)	(274,848)
Accumulated deficit	(73,868,741)	(73,838,621)
Total Stockholders' Deficit	(1,297,555)	(1,267,435)
Total Liabilities and Stockholders' Deficit	$–	$–

See accompanying notes to financial statements

*

40

CONNEXIONONE CORP.

FORMERLY ALTERNATIVE FUEL TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

Unaudited

	Three Months Ended
	March 31,	March 31,
	2022	2021
Revenues	$–	$–

Operating expenses
Professional fees	30,000	–
Other general & administrative expense	120	495
Total operating expenses	30,120	495
Loss from operations	(30,120)	(495)

Net income (loss) before income taxes	(30,120)	(495)
Income tax expense	–	–
Net income (loss)	(30,120)	(495)

Dividends to Preferred Stockholders	–	–

Net loss attributable to common stockholders	$(30,120)	$(495)

Earnings (Loss) per Share - Basic and Diluted	$(0.000)	$(0.000)
Weighted Average Shares Outstanding - Basic and Diluted	71,846,033,691	71,846,033,691

See accompanying notes to financial statements

*

41

CONNEXIONONE CORP.

FORMERLY ALTERNATIVE FUEL TECHNOLOGIES, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

For the Three Months Ended March 31, 2022 and 2021

Unaudited

	Preferred Stock		Common Stock
	Shares	Par Value, $1.000	Shares	Par Value, $0.001	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2020	1,000,000	$1,000,000	71,846,033,691	$71,846,034	$(274,848)	$(73,832,262)	$(1,261,076)
Net Loss						(495)	(495)
Balance March 31, 2021	1,000,000	$1,000,000	71,846,033,691	$71,846,034	$(274,848)	$(73,832,757)	$(1,261,571)

Balance, December 31, 2021	1,000,000	$1,000,000	71,846,033,691	$71,846,034	$(274,848)	$(73,838,621)	$(1,267,435)
Net Loss						(30,120)	(10,120)
Balance March 31, 2022	1,000,000	1,000,000	71,846,033,691	71,846,034	(274,848)	(73,868,741)	(1,277,555)

See accompanying notes to financial statements

*

42

CONNEXIONONE CORP.

FORMERLY ALTERNATIVE FUEL TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

Unaudited

	March 31,	March 31,
	2022	2021
Cash Flows from Operating Activities
Net Loss	$(30,120)	$(495)
Adjustment to reconcile net loss from operations:
Changes in operating assets and liabilities
Accounts payable and accrued expenses	30,000	(160)
Net Cash Used in Operating Activities	$(120)	$(655)

Cash Flows from Investing Activities
Acquisition of fixed assets	–	–
Net Cash Provided by Investing Activities	–	–

Cash Flows from Financing Activities
Proceeds from related party payables	120	(142,574)
Net Cash Provided by Financing Activities	120	(142,574)

Net Increase (Decrease) in Cash	–	(143,229)
Cash at Beginning of Period	–	150,445
Cash at End of Period	$–	$7,216

Supplemental Cash Flow Information:
Income Taxes Paid	$–	$–

See accompanying notes to financial statements

*

43

CONNEXIONONE CORP.

Formerly ALTERNATIVE FUEL TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the three months ended March 31, 2022 and 2021

(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

ConneXionONE Corp. (the “Company”) is a North Carolina corporation, was incorporated on November 12, 1997 under the laws of the State of Nevada as Caspian Development Group, Inc.

On April 1, 1999, the Company has changed the name to Zenith International, Inc. On November 28, 2001, the corporation’s name was changed to Cresset Precious Metals, Inc. The Company has changed the name to Alternative Fuel Technologies, Inc on October 2, 2007.

On May 22, 2017, the Sixteenth District Court of Macomb County of Michigan granted the Plaintiff’s Application for Default Judgment as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed a custodian to take any Corporation actions on behalf of the Company that would further the interests of its shareholders. The Company was then redomiciled from Nevada to North Carolina.

On March 13, 2018, Ms. Harvey entered into a Stock Purchase Agreement with Haining Zhang, whereby Haining Zhang purchased 750,000,000 shares of Restricted Common Stock.

On September 10, 2018, a change of control occurred and Changs International, LLC (controlled by Chris Chang) purchased the control block of stock in AFTC and was appointed sole officer and director of the Company.

The Company also entered into a Share Exchange Agreement to acquire all of the shares of ConneXionONE Corp (“XONE Cayman”), a company incorporated in the Cayman Islands. The agreement called for the exchange of all of the shares of XONE Cayman for the equivalent of 95% of the shares of the Company. On October 24, 2018, the Company filed to amend its Articles of Incorporation and change its name to ConneXionONE Corp. The Company resolute to cancel the share exchange agreement in December 2019 and completed the cancellation in 2021.

The Company did not have control or ownership of XONE Cayman and no shares of the Company and XONE Cayman Corp. were exchanged. The share exchange agreement did not have an impact on the Company and its ownership and there is no impact to the Company's financial statements and footnotes.

The Company is a development-stage company that plans to be involved in social media and internet advertising and marketing services with a decentralized social media platform.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

44

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to an estimated useful lives of computer equipment; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

45

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company adopted ASU 2014-09, Topic 606 on January 1, 2018, using the modified retrospective method. ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The adoption of Topic 606 has no impact on revenue amounts recorded on the Company’s financial statements as the Company has not generate any revenues.

Income Tax Provisions

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

46

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

Earnings (Loss) per Share

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Earnings per share excludes all potential dilutive shares of common stock if their effect is anti-dilutive. There were no potential dilutive securities for the three months ended March 31, 2022 and 2021.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at March 31, 2022 of $73,848,741 without any revenues. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has not commenced operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 – OTHER LIABILITIES

Other payable comprised of the following:

	March 31, 2022	December 31, 2021
Liabilities carryover from prior abandoned operations	$665,735	$665,735
Accrual carryover from prior abandoned operations	336,904	336,904
	$1,002,639	$1,002,639

The liabilities of $1,002,639 as of March 31, 2022 and December 31, 2021, respectively was due on demand, unsecured, non-interest bearing, and carried forward from the prior abandoned operations of prior owners.

47

The Company had certain cash, other receivable, property, intangible assets, and inventory of $1,066,823, and outstanding wages payable, accrued liabilities, notes payable of $665,735 as of December 31, 2018 that was carryover from the abandoned business operation. Such assets were written-off and outstanding liabilities were assumed by the custodian which are recorded as other payable in the amount of $665,735.

NOTE 5 – RELATED PARTY TRANSACTION

Mr. Chris Chang, majority shareholder, director and officer of the Company, have advanced working capital to pay expenses of the Company. The advances are due on demand and non-interest bearing. The outstanding amount due to related parties was $255,416 and $255,296 as of March 31, 2022 and December 31, 2021.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue 5,000,000 numbers of preferred stock at par value of $1 per share. The 5,000,000 shares have a right of 80% voting control. As of March 31, 2022 and December 31, 2021, the Company has 0 shares of preferred stock issued and outstanding.

The Company had 1,000,000 shares of preferred stock Series A issued and outstanding that were carryover from the abandoned business entity. Each share of preferred stock is convertible into four (4) shares of common stock with no preemptive or dividends rights. The 1,000,000 shares of preferred stock represent Seventy percent (80%) voting control of the Company.

On May 22, 2017, the Company’s appointed custodian and its board resolved to remove the 80% super voting rights from the 1,000,000 shares of preferred stock held by Ms. Kathleen A. McCandless, and to convert these shares into 4,000,000 shares of common stock. These shares have been converted to common stock.

Common Stock

The Company is authorized to issue 100,000,000,000 shares of Common Stock with a par value of $0.001 per share.

As of March 31, 2022 and December 31, 2021, the Company has 71,846,033,691 shares of common stock issued and outstanding.

NOTE 7 – TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering federal corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 34% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

Corporate income tax rate in North Carolina state is 2.5% of the annual taxable income, while the Franchise Tax is $200 on first 1,000,000 of the Company net worth, and 0.0015% for net worth exceeding $1,000,000.

48

The Company has accumulated approximately $73,848,741 of net operating losses (“NOL”) carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events to the date the financial statements were issued and has determined that there are no items to disclose or require adjustments.

49

CONNEXIONONE CORP.

FORMERLY ALTERNATIVE FUEL TECHNOLOGIES, INC.

BALANCE SHEETS

Unaudited

	June 30, 2022	December 31, 2021
Assets
Current Assets
Cash	$–	$–
Total Current Assets	–	–
Total Assets	–	–

Liabilities
Current Liabilities
Accounts payable and accrued expenses	9,500	9,500
Due to related party	285,455	255,296
Total Current Liabilities	294,955	264,796
Other liabilities	1,002,639	1,002,639
Total Liabilities	1,297,594	1,267,435

Commitment & contingencies	–	–

Stockholders' Deficit
Preferred Stock Series A, $1 par value; 5,000,000 shares authorized, 1,000,000 and 1,000,000 shares issued and outstanding, respectively	1,000,000	1,000,000
Common Stock, $0.001 par value; 100,000,000,000 shares authorized, 71,846,033,691 and 71,846,033,691 shares issued and outstanding, respectively	71,846,034	71,846,034
Additional paid-in capital	(274,848)	(274,848)
Accumulated income (loss)	(73,868,780)	(73,838,621)
Total Stockholders' Deficit	(1,297,594)	(1,267,435)
Total Liabilities and Stockholders' Deficit	$–	$–

See accompanying notes to financial statements

*

50

CONNEXIONONE CORP.

FORMERLY ALTERNATIVE FUEL TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

Unaudited

	Three Months Ended		Six Months Ended
	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021

Revenues	$–	$–	$–	$–

Operating expenses
Professional fees	20,000	4,500	30,000	4,500
Other general & administrative expense	39	1,315	159	1,810
Total operating expenses	20,039	5,815	30,159	6,310
Loss from operations	(20,039)	(5,815)	(30,159)	(6,310)

Other Income (Expenses)
Interest income (expense)	–	–	–	–
Total Other Income (Expenses)	–	–	–	–

Net income (loss) before income taxes	(20,039)	(5,815)	(30,159)	(6,310)
Income tax expense	–	–	–	–
Net income (loss)	$(20,039)	$(5,815)	$(30,159)	$(6,310)

Net loss attributable to common stockholders	$(20,039)	$(5,815)	$(30,159)	$(6,310)

Earnings (Loss) per Share - Basic	$(0.000)	$(0.000)	$(0.000)	$(0.000)
Weighted Average Shares Outstanding - Basic	71,846,033,691	71,846,033,691	71,846,033,691	71,846,033,691

Earnings (Loss) per Share - Diluted	$(0.000)	$(0.000)	$(0.000)	$(0.000)
Weighted Average Shares Outstanding - Diluted	71,846,033,691	71,846,033,691	71,846,033,691	71,846,033,691

See accompanying notes to financial statements

51

CONNEXIONONE CORP.

FORMERLY ALTERNATIVE FUEL TECHNOLOGIES, INC.

STATEMENTS OF STOCKHOLDERS' DEFICIT

For the Six Months Ended June 30, 2022 and 2021

Unaudited

	Preferred Stock Series A		Common Stock
	Shares	Par Value, $1	Shares	Par Value, $0.001	Additional paid-in capital	Accumulated income (loss)	Total Stockholders' Deficit
Balance, December 31, 2020	10,000,000	$1,000,000	71,846,033,691	$71,846,034	$(274,848)	$(73,832,262)	$(1,261,076)
Net loss						(495)	(495)
Balance, March 31, 2021	10,000,000	1,000,000	71,846,033,691	71,846,034	(274,848)	(73,832,757)	(1,261,571)
Net loss						(5,815)	(5,815)
Balance, June 30, 2021	10,000,000	1,000,000	71,846,033,691	71,846,034	(274,848)	(73,838,572)	(1,267,386)

Balance, December 31, 2021	1,000,000	$1,000,000	71,846,033,691	$71,846,034	$(274,848)	$(73,838,621)	$(1,267,435)
Net loss						(10,120)	(10,120)
Balance March 31, 2022	1,000,000	1,000,000	71,846,033,691	71,846,034	(274,848)	(73,848,741)	(1,277,555)
Net loss						(20,039)	(20,039)
Balance June 30, 2022	1,000,000	1,000,000	71,846,033,691	71,846,034	(274,848)	(73,868,780)	(1,297,594)

See accompanying notes to financial statements

*

52

CONNEXIONONE CORP.

FORMERLY ALTERNATIVE FUEL TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

Unaudited

	Six Months Ended
	June 30, 2022	June 30, 2021
Cash Flows from Operating Activities
Net loss	$(30,159)	$(6,310)
Adjustment to reconcile Net loss from operations:
Depreciation & Amortization expense	–	–
Changes in operating assets and liabilities	–	–
Accounts payable and accrued expenses	–	(160)
Net Cash Used in Operating Activities	(30,159)	(6,470)

Cash Flows from Investing Activities
Net Cash Provided by Investing Activities	–	–

Cash Flows from Financing Activities
Proceeds from (Repayment of) related party payables	30,159	(143,975)
Net Cash Provided by Financing Activities	30,159	(143,975)

Net Increase (Decrease) in Cash	–	(150,445)
Cash at Beginning of Period	–	150,445
Cash at End of Period	$–	$–

Supplemental Cash Flow Information:
Income Taxes Paid	$–	$–
Interest Paid	$–	$–

Non-Cash Investing and Financing Activities
Dividends declared and accrued	$–	$–
Shares issued for debt payable	$–	$–

See accompanying notes to financial statements

*

53

CONNEXIONONE CORP.

Formerly ALTERNATIVE FUEL TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

As of and for the six months ended June 30, 2022 and 2021

(Unaudited)

NOTE 1 - ORGANIZATION AND OPERATIONS

ConneXionONE Corp. (the “Company”) is a North Carolina corporation, was incorporated on November 12, 1997 under the laws of the State of Nevada as Caspian Development Group, Inc.

On April 1, 1999, the Company has changed the name to Zenith International, Inc. On November 28, 2001, the corporation’s name was changed to Cresset Precious Metals, Inc. The Company has changed the name to Alternative Fuel Technologies, Inc on October 2, 2007.

On May 22, 2017, the Sixteenth District Court of Macomb County of Michigan granted the Plaintiff’s Application for Default Judgment as a result of the absence of a functioning board of directors and the revocation of the Company’s charter. The order appointed a custodian to take any Corporation actions on behalf of the Company that would further the interests of its shareholders. The Company was then redomiciled from Nevada to North Carolina.

On March 13, 2018, Ms. Harvey entered into a Stock Purchase Agreement with Haining Zhang, whereby Haining Zhang purchased 750,000,000 shares of Restricted Common Stock.

On September 10, 2018, a change of control occurred and Changs International, LLC (controlled by Chris Chang) purchased the control block of stock in AFTC and was appointed sole officer and director of the Company.

The Company also entered into a Share Exchange Agreement to acquire all of the shares of ConneXionONE Corp (“XONE Cayman”), a company incorporated in the Cayman Islands. The agreement called for the exchange of all of the shares of XONE Cayman for the equivalent of 95% of the shares of the Company. On October 24, 2018, the Company filed to amend its Articles of Incorporation and change its name to ConneXionONE Corp. The Company resolute to cancel the share exchange agreement in December 2019 and completed the cancellation in 2021.

The Company did not have control or ownership of XONE Cayman and no shares of the Company and XONE Cayman were exchanged. The share exchange agreement did not have an impact on the Company and its ownership and there is no impact to the Company's financial statements and footnotes.

The Company is a development-stage company that plans to be involved in social media and internet advertising and marketing services with a decentralized social media platform.

54

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

The Company’s significant estimates include income taxes provision and valuation allowance of deferred tax assets; the fair value of financial instruments; the carrying value and recoverability of long-lived assets, including the values assigned to an estimated useful lives of computer equipment; and the assumption that the Company will continue as a going concern. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value. Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

55

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue recognition

The Company adopted ASU 2014-09, Topic 606 on January 1, 2018, using the modified retrospective method. ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The adoption of Topic 606 has no impact on revenue amounts recorded on the Company’s financial statements as the Company has not generate any revenues.

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Income Tax Provisions

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the fiscal years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

Earnings (Loss) per Share

Basic earnings per share is computed by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period, excluding the effects of any potentially dilutive securities. Diluted earnings per share gives effect to all dilutive potential of shares of common stock outstanding during the period including stock options or warrants, using the treasury stock method (by using the average stock price for the period to determine the number of shares assumed to be purchased from the exercise of stock options or warrants), and convertible debt or convertible preferred stock, using the if-converted method. Earnings per share excludes all potential dilutive shares of common stock if their effect is anti-dilutive. There were no potential dilutive securities for the three and six months ended June 30, 2022 and 2021.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had an accumulated deficit at June 30, 2022 of $73,868,780 without any revenues. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company has not commenced operations and generate revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

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NOTE 4 – OTHER LIABILITIES

Other payable comprised of the following:

	June 30, 2022	December 31, 2021
Liabilities carryover from prior abandoned operations	$665,735	$665,735
Accrual carryover from prior abandoned operations	$336,904	$336,904
	1,002,639	1,002,639

The liabilities of $1,002,639 as of June 30, 2022 and December 31, 2021, respectively was due on demand, unsecured, non-interest bearing, and carried forward from the prior abandoned operations of prior owners.

The Company had certain cash, other receivable, property, intangible assets, and inventory of $1,066,823, and outstanding wages payable, accrued liabilities, notes payable of $665,735 as of December 31, 2018 that was carryover from the abandoned business operation. Such assets were written-off and outstanding liabilities were assumed by the custodian which are recorded as other payable in the amount of $665,735.

NOTE 5 – RELATED PARTY TRANSACTION

Mr. Chris Chang, majority shareholder, director and officer of the Company, have advanced working capital to pay expenses of the Company. The advances are due on demand and non-interest bearing. The outstanding amount due to related parties was $285,454 and $255,296 as of June 30, 2022 and December 31, 2021.

NOTE 6 – STOCKHOLDERS’ DEFICIT

Preferred Stock

The Company is authorized to issue 5,000,000 numbers of preferred stock at par value of $1 per share. The 5,000,000 shares have a right of 80% voting control. As of June 30, 2022 and December 31, 2021, the Company has 0 shares of preferred stock issued and outstanding.

The Company had 1,000,000 shares of preferred stock Series A issued and outstanding that were carryover from the abandoned business entity. Each share of preferred stock is convertible into four (4) shares of common stock with no preemptive or dividends rights. The 1,000,000 shares of preferred stock represent Seventy percent (80%) voting control of the Company.

On May 22, 2017, the Company’s appointed custodian and its board resolved to remove the 80% super voting rights from the 1,000,000 shares of preferred stock held by Ms. Kathleen A. McCandless, and to convert these shares into 4,000,000 shares of common stock. These shares were converted into 4,000,000 shares of common stock on September 9, 2022.

Common Stock

The Company is authorized to issue 100,000,000,000 shares of Common Stock with a par value of $0.001 per share.

As of June 30, 2022 and December 31, 2021, the Company has 71,846,033,691 shares of common stock issued and outstanding.

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NOTE 7 – TAXES

On December 22, 2017, the President of the United States signed into law the Tax Cuts and Jobs Act (“Tax Reform Act”). The legislation significantly changes U.S. tax law by, among other things, lowering federal corporate income tax rates, implementing a territorial tax system and imposing a transition tax on deemed repatriated earnings of foreign subsidiaries. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 34% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the Tax Reform Act, the Company revalued its ending net deferred tax assets.

Corporate income tax rate in North Carolina state is 2.5% of the annual taxable income, while the Franchise Tax is $200 on first 1,000,000 of the Company net worth, and 0.0015% for net worth exceeding $1,000,000.

The Company has accumulated approximately $73,868,780 of net operating losses (“NOL”) carried forward to offset future taxable income. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 8 – SUBSEQUENT EVENTS

On September 9, 2022, 1,000,000 shares of preferred stock Series A that were carryover from the abandoned business entity were converted into 4,000,000 shares of common stock.

The Company has evaluated subsequent events to the date the financial statements were issued and has determined that there are no other items to disclose or require adjustments.

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Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are no changes in or disagreements with Accountants on Accounting and Financial Disclosure.

Item 15.	Financial Statements and Exhibits

Exhibit Number and Description		Location Reference

3.1	By-Laws	Previously filed

3.2	Certificate of Incorporation	Previously filed

3.3	Articles of Amendment (Name Change)	Previously filed

3.4	Articles of Amendment (Number of Shares)	Previously filed

10.1	Court Custodial Order	Previously filed

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Connexionone Corp.

Date: October 13, 2022	By:	/s/ Chris Chang_
	Name:	Chris Chang
	Title:	CEO

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